December 27, 1996

Express Mail
Certified/Return Receipt Requested

Lyle F. Campbell
The Lyle F. Campbell Trust
P.O. Box 7377
Reno, Nevada 89510


Re:      Afgan Mineral Lease; Afgan Mineral Prospect
         Eureka County, Nevada


Dear Lyle,

This letter is to serve formal notice of termination by Great Basin Exploration & Mining Co., Inc. of the Afgan Mineral Lease, dated effective November 8, 1993, as per Article15. B., of said Lease.

Cominco American Incorporated, (CAI), has withdrawn it's interest in the Joint Venture Agreement as per their letter of November 25, 1996 (copy attached). Subsequently, Great Basin has decided to, likewise, withdraw it's interest in the property.

Per Article 15. Section B. Complete Termination by Lessee., a quitclaim deed, in recordable form, accompanies this notice of termination.

We have enjoyed working on the Afgan property and believe it has potential, however, the level of required involvement does not fit Great Basin's plans at this time. We wish you every success in future ventures.

Sincerely,
/s/
George Beattie
President

George Beattie/dkb



cc:      P. Barber
         C. Pearl

                                 QUITCLAIM DEED

     GREAT BASIN EXPLORATION & MINING CO., INC., a Nevada corporation whose address is 3400 Kauai Court, Suite 208, Reno, Nevada 89509 the United States of America, ("Grantor") hereby QUITCLAIMS to THE LYLE F. CAMPBELL TRUST, under an Agreement of Trust dated August 5, 1986 and amended on May 21, 1987, August 19, 1987 and April 29, 1991, whose address is P.O. Box 7377, Reno, Nevada 89510 ("Grantee"), for the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt whereof is hereby acknowledged, has remised, released and forever quitclaimed, and by these presents does remise, release and forever quitclaim unto the Grantee and to its successors and assigns forever, all of its right, title and interest in and to those certain unpatented mining claims located in Eureka County, Nevada, (the "Premises"), more particularly described in Exhibit "A" attached hereto.

     TO HAVE AND TO HOLD, all and singular, the said Premises, together with the appurtenances and privileges thereto incident unto the said Grantees, their successors and assigns forever.

     IN WITNESS WHEREOF, the Grantor has executed this Quitclaim Deed this 27th day of December, 1996.

                                      GREAT BASIN EXPLORATION & MINING CO., INC.


                                      By:/s/ George Beattie
                                         --------------------------------------
                                         George Beattie, President


STATE OF NEVADA                     )
                                    ) ss.
COUNTY OF WASHOE                    )

     On this 27 day of December, 1996, personally appeared before me, a Notary Public, in and for the state and county aforesaid, George Beattie, the President of GREAT BASIN EXPLORATION & MINING CO., INC., a Nevada corporation, who acknowledged that he executed the within instrument on behalf of said corporation for purposes expressed therein.


                                            /s/ Diane Bryan
                                            ------------------------------------
                                            NOTARY PUBLIC

                                   Exhibit "A"

Attached to and made a part of that certain Quitclaim Deed dated the 27th day of December, 1996, by and between GREAT BASIN EXPLORATION & MINING CO., INC. ( "Grantor") and THE LYLE F.
CAMPBELL TRUST, ("Grantee").

The Premises subject to said Quitclaim Deed, more particularly described as follows:

                                    Located in:
        76 unpatented lode mining claims located approximately within Sections 17, 18, 19, 20, 29, and 30, Township 22 North, Range 51 East, Mount Diablo Meridian, Eureka County, Nevada.


Name of Claim(s)                    Location Date             BLM Serial Number(s)

Afgan 3-12                          07/22/80                  NMC-169151 through NMC-169160, inclusive
Afgan 13-26                         09/01/83                  NMC-289576 through NMC-289589, inclusive
Afgan 69-71                         09/01/83                  NMC-289590 through NMC-289592, inclusive
Afgan-Ext #1-#2                     01/31/90                  NMC-592424 through NMC-592425, inclusive
Afgan-Ext #2a                       11/20/92                  NMC-674809
Afgan-Ext #30-#39                   11/20/92                  NMC-674810 through NMC-674819, inclusive
Afgan-Ext #68-#69                   05/16/90                  NMC-602418 through NMC-602419, inclusive
Afgan-Ext #72-#73                   02/01/90                  NMC-592428 through NMC-592429, inclusive
Afgan-Ext #101-#104                 02/01/90                  NMC-592430 through NMC-592433, inclusive
Afgan-Ext #105                      02/02/90                  NMC-592434
Afgan-Ext #120-#122                 02/02/90                  NMC-592435 through NMC-592436, inclusive
Afgan-Ext #122-#126                 02/22/91                  NMC-622127 through NMC-622131, inclusive
Afgan-Ext #127-#133                 11/30/91                  NMC-638155 through NMC-638161, inclusive
Afgan-Ext #134                      12/01/91                  NMC-638162
Nickel 8-13                         11/20/92                  NMC-674820 through NMC-674825, inclusive
Predator 1-6                        03/06/94                  NMC-698064 through NMC-698069, inclusive


November 25, 1996


Dr.  A.P. Taylor
Great Basin Exploration and Mining Co., Inc.
Fischer-Watt Mining Company, Inc.
3400 Kauai Court, Suite 208
Reno, NV 89509

Re: Notice of Withdrawal from the Afgan Kobeh Joint Venture

Dear Tony:

In accordance with Section 4.3 of the Afgan Kobeh Joint Venture Agreement, Cominco American Incorporated (CAI) hereby gives notice of withdrawal from the Afgan-Kobeh Joint Venture. This Withdrawal is effective thirty days from the date of this notification.

The results of the drilling completed this year were disappointing, and, while there remain untested drill targets, CAI has decided against continuing the testing of these targets. CAI is in the process of fulfilling the expenditure obligations required by Section 9 of the Afgan Mineral Lease. This expenditure requirement should be met in the near future. As accounting statement will be sent to you upon completion of this expenditure obligation.

If you have any questions in this regard, please do not hesitate to contact me.

Sincerely,

/s/

Robert U. Suda
Project Geologist


RUS:jn

cc:HCS/JPF